[Ropes & Gray Letterhead]

November 15, 2006

Evergreen Equity Trust
Evergreen Select Equity Trust
Evergreen Fixed Income Trust
Evergreen Select Fixed Income Trust
Evergreen Municipal Trust
Evergreen International Trust

200 Berkeley Street

Boston, MA 02116

Ladies and Gentlemen:

We consent to the references to our firm under the caption “Federal Income Tax Consequences” in the Prospectus/Proxy Statement filed as part of each Registration Statement on Form N-14 to be filed by you with the Securities and Exchange Commission on November 15, 2006.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP